Exhibit 99.28(h)(10)

Schedule A

Dated April 29, 2013
To The
Expense Limitation Agreement
Dated April 16, 2012
Between
Touchstone Strategic Trust and Touchstone Advisors, Inc.

Touchstone Dynamic Equity Fund
Class A	1.55%
Class C	2.30%	April 29, 2014
Class Y	1.30%
Institutional	1.25%
Touchstone Conservative Allocation Fund
Class A	0.33%	September 10, 2013
	0.41%	April 29, 2014

Class C	1.08%	September 10, 2013
	1.16%	April 29, 2014

Class Y	0.08%	September 10, 2013
	0.16%	April 29, 2014

Institutional	0.08%	September 10, 2013
	0.16%	April 29, 2014
Touchstone Balanced Allocation Fund
Class A	0.33%	September 10, 2013
	0.41%	April 29, 2014

Class C	1.08%	September 10, 2013
	1.16%	April 29, 2014

Class Y	0.08%	September 10, 2013
	0.16%	April 29, 2014

Institutional	0.08%	September 10, 2013
	0.16%	April 29, 2014
Touchstone Moderate Growth Allocation Fund
Class A	0.33%	September 10, 2013
	0.41%	April 29, 2014

Class C	1.08%	September 10, 2013
	1.16%	April 29, 2014

Class Y	0.08%	September 10, 2013
	0.16%	April 29, 2014

Institutional	0.08%	September 10, 2013
	0.16%	April 29, 2014

Touchstone Growth Allocation Fund
Class A	0.33%	September 10, 2013
	0.41%	April 29, 2014

Class C	1.08%	September 10, 2013
	1.16%	April 29, 2014

Class Y	0.08%	September 10, 2013
	0.16%	April 29, 2014

Institutional	0.08%	September 10, 2013
	0.16%	April 29, 2014

This Schedule A to the Expense Limitation Agreement is hereby executed as of the date first set forth above.

TOUCHSTONE STRATEGIC TRUST

By:

TOUCHSTONE ADVISORS, INC.

By:

By:

Signature Page – Schedule A to Expense Limitation Agreement